Exhibit 99.1

NOTICE OF BLACKOUT PERIOD

To:	Members of the Board of Directors and Executive Officers of The PNC Financial Services Group, Inc.

From:	The PNC Financial Services Group, Inc.

As you know, you may not buy or sell PNC securities (including PNC common stock) during a specified period of time in each calendar quarter (the “Quarterly Blackout Period”). The next Quarterly Blackout Period will begin on Sunday, March 16, 2008 and will last until the second business day following the public release of PNC’s first quarter 2008 earnings. You will be informed of the exact date on which the Quarterly Blackout Period will end.

Please note that the Quarterly Blackout Period is expected to overlap with – but may not necessarily end at the same time as – a separate blackout period for participants in the PNC Incentive Savings Plan and PFPC Retirement Savings Plan (collectively, the “Benefit Plans”). As explained in the attached notice for the PNC Incentive Savings Plan, the blackout period for the Benefit Plans is scheduled to begin on Thursday, April 3, 2008 at 4:00 p.m. Eastern Time, and end on Monday, April 21, 2008 at 9:00 a.m. Eastern Time (the “Plan Blackout Period”).

Even if you are not a participant in the Benefit Plans, you will be prohibited from trading in PNC securities (including PNC common stock or other equity securities), other than exempt transactions, until the expiration of the Quarterly Blackout Period or the expiration of the Plan Blackout Period, whichever is later.

Federal securities laws require us to provide this notice to you as a director or executive officer of PNC.

If you participate in the Benefit Plans, you will be prohibited from performing transactions relating to the PNC Common Stock Fund under those plans during the Plan Blackout Period. During this period, you will further be prohibited from trading in PNC equity securities, outside of the context of the Benefit Plans, if those securities were acquired in connection with your service or employment as a director or executive officer of PNC. Finally, certain transactions are exempt from the prohibitions of both blackout periods – please contact the PNC Corporate Secretary for further information or questions.

Any pending purchase or sale orders involving PNC securities that could be executed during a blackout period must be canceled before the beginning of the Quarterly Blackout Period, unless they are part of a written trading plan that has been cleared by the Corporate Ethics Office or are otherwise exempt transactions. Please refer to the PNC Employee Conduct Policies for further information regarding PNC’s Personal Investment Transaction Rules and remember that you are prohibited from buying, selling or recommending securities while you are aware of material, non-public information about the security or its issuer. Once these blackout periods end, you are still subject to the normal rules requiring pre-clearance of PNC securities.

Important Notice Concerning the PNC Incentive Savings Plan

Dated: February 26, 2008

Dear PNC Incentive Savings Plan Participant or Beneficiary:

In April 2008, we will introduce Your PNC, a new, enhanced Web site for easier access to HR information. The first step in the process is to transition the administration of the PNC Incentive Savings Plan (ISP)—also known as our 401(k) plan—to a new HR services provider. As a result of this transition, you will have access to new services and tools that will help you continue to manage your ISP account.

Why This Notice Is Important

This transition will require a temporary suspension of transactions under your ISP account. This means you may not borrow or take a distribution from your ISP account, and your ability to direct or diversify investments will be restricted. This temporary suspension will allow the existing provider (PNC Wealth Management) to ensure that all ISP account balances are ready for transfer to the new provider (Hewitt Associates), who will then load this information into their system. As a result of this transition, certain ISP transactions will be unavailable from Thursday, April 3, 2008, 4:00 p.m. Eastern time to 9:00 a.m. on Monday, April 21, 2008. No requests or transactions will be processed after the market closes on Monday, April 7, 2008, 4:00 p.m. Eastern time.

This Notice gives the dates and other information about the blackout period so that you can plan ahead. Please take the time to read this Notice carefully.

ISP Transactions Temporarily Suspended

In order to ensure that all records are transitioned accurately, certain transactions are temporarily suspended during a period called a “blackout period.” This means you may not have access to your ISP account, change investment directions, make transfers, obtain a loan from the ISP, or obtain a withdrawal/distribution from the ISP during some or all of this period. Thus, you will be unable to exercise some or all of these rights otherwise available under the ISP. Whether or not you are planning to retire in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan. Be sure to read this complete Notice for more detailed information about the blackout period and how it will affect your account.

Expected Duration of the Blackout Period

The blackout period for your account balances in the ISP is scheduled to begin on Thursday, April 3, 2008, 4:00 p.m. Eastern time. Your PNC ISP account will be unavailable for a 17-day period between Thursday, April 3, 2008 and Monday, April 21, 2008. You will be able to make certain transactions including investment election changes, fund transfers, and contribution rate changes until Monday, April 7, 2008, 4:00 p.m. Eastern time. Please see the Calendar of Events on the next page for more details.

Effect of the Blackout on Your Investments

During the blackout period, you cannot direct or diversify the assets held in your ISP account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. In particular, you should note that the blackout period will coincide with quarterly earnings announcements for PNC as well as other financial institutions and public companies, and that stock prices may be more volatile (that is, may go up or down more than usual) during the period following such announcements. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income, and investments.

Calendar of Events Here is what to expect during the blackout period, although the dates may change.

Key Dates	Transactions Affected

April 3, 2008 (4:00 p.m. Eastern time)

Last day for the ISP administrator to receive your forms, supporting documentation, and checks (if applicable) for:

•   Rollover contributions

•   Hardship withdrawals

•   In-service withdrawals

•   Early loan payoffs

•   Full lump-sum distributions (terminated participants only)

April 3, 2008 (4:00 p.m. Eastern time)	Last day to request a general purpose loan or primary residence loan from the ISP.

April 7, 2008 (4:00 p.m. Eastern time)	Last day to enroll in the ISP.

April 7, 2008 (4:00 p.m. Eastern time)	Last day to change your payroll contribution rate in the ISP effective with your April 17, 2008 pay.

April 7, 2008 (4:00 p.m. Eastern time)	Last day to request investment fund transfers of existing ISP account balances from one fund to another and investment election changes applicable to future contributions.[1]

April 11, 2008 (4:00 p.m. Eastern time)	Last day to view your ISP account balance on the Retirement Directions Web site, or by calling the Vested Interest Response Line.

April 21, 2008 (9:00 a.m. Eastern time)	First day that you can access your ISP account through the new Your PNC Service Center and Web site. All plan transactions resume.

Information About Your Current Account Balance

If you have questions about your ISP account from now through April 18, 2008, you can go online to the Retirement Directions Web site at www.retirementdirections.com. Or you can call the Vested Interest Response Line at 1-800-PNC-PLAN, option 2. Customer service representatives are available between 8:00 a.m. and 8:00 p.m. Eastern time. Your current account balance will appear on the Web site until Friday, April 11, 2008, 4:00 p.m. Eastern time. After that time, your balance will appear as “0” until the new services are live on April 21, 2008 at 9:00 a.m. Eastern time.

Information About This Notice and/or the Blackout Period

If you have questions about this notice and/or the blackout period, you can call the Vested Interest Response Line at 1-800-PNC-PLAN, option 2; or you can e-mail your questions to incentive.savings.plan@pnc.com; or send your questions by mail to The PNC Financial Services Group, Inc., Attention: ISP Plan Administration, Two PNC Plaza, 21st Floor, 620 Liberty Avenue, Pittsburgh, PA 15222.

[1]

Any payroll deductions received during the blackout period will remain invested in an interest-bearing short-term investment account. Once the blackout period has ended, these contributions will be allocated per your investment allocation.

More Information to Come

In the next few weeks, you will receive additional information on the transition to Your PNC, including details on how to access and manage your ISP account.